Exhibit 5.3
Heenan Blaikie

May 14, 2007	Of Counsel
The Right Honourable Pierre Elliott Trudeau, P.C., Q.C. (1984-2000)†
The Right Honourable Jean Chrétien, P.C., Q.C.
The Honourable Donald J. Johnston, P.C., Q.C. (1974-1996)
Pierre Marc Johnson, F.S.R.C.
The Honourable John W. Morden
André Bureau, O.C.
Pierre C. Lemoine
Gold Reserve Inc.
926 West Sprague Avenue
Suite 200
Spokane, Washington 99201
U.S.A.
Dear Sirs/Mesdames:
Re:	Gold Reserve Inc. — Registration Statement on Form F-10 — Class A Common Shares
We hereby consent to the reference to our firm’s name under the headings “Income tax considerations — Certain Canadian income tax considerations”, “Legal matters” and “Names and interests of experts” in the prospectus filed as part of the registration statement on Form F-10 relating to the offering of Class A common shares of Gold Reserve Inc. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act of 1933, as amended or the rules and regulations promulgated thereunder.
Yours very truly,
/s/  Heenan Blaikie LLP
T 416 360.6336
F 416 360.8425

P.O. Box 185, Suite 2600
200 Bay Street
South Tower, Royal Bank Plaza
Toronto, Ontario
Canada M5J 2J4

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